Exhibit 4.3
EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT
Dated as of June 13, 2011
By and Among
BASIC ENERGY SERVICES, INC.,
the GUARANTORS named herein
and
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED.
GOLDMAN, SACHS & CO.
WELLS FARGO SECURITIES, LLC,
as the Representatives of the Initial Purchasers
7 3/4% SENIOR NOTES DUE 2019

-i-

REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (this “Agreement”) is dated as of June 13, 2011, by and among BASIC ENERGY SERVICES, INC., a Delaware corporation (the “Company”), and each of the GUARANTORS (as defined herein) (the Company and the Guarantors are referred to collectively herein as the “Issuers”), on the one hand, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN, SACHS & CO., WELLS FARGO SECURITIES, LLC, CAPITAL ONE SOUTHCOAST, INC., and COMERICA SECURITIES, INC. (collectively, the “Initial Purchasers”), on the other hand.
          This Agreement is entered into in connection with the Purchase Agreement, dated as of June 8, 2011, by and among the Issuers and the Initial Purchasers (the “Purchase Agreement”), relating to the offering of $200,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2019 of the Company (including the guarantees thereof by the Guarantors, the “Notes”). The Company previously issued on February 15, 2011, $275,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2019 under the Indenture (as defined herein). The Notes and the notes previously issued under the Indenture on February 15, 2011 will be deemed to be the same series of notes under the Indenture. The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligation to purchase the Notes under the Purchase Agreement.
          The parties hereby agree as follows:
     Section 1. Definitions
          As used in this Agreement, the following terms shall have the following meanings:
          “action” shall have the meaning set forth in Section 8(c) hereof.
          “Advice” shall have the meaning set forth in Section 5 hereof.
          “Affiliate” of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.
          “Agreement” shall have the meaning set forth in the first introductory paragraph hereto.
          “Applicable Period” shall have the meaning set forth in Section 2(b) hereof.
          “Board of Directors” shall have the meaning set forth in Section 5 hereof.
          “Business Day” shall mean a day that is not a Legal Holiday.
          “Company” shall have the meaning set forth in the introductory paragraph hereto and shall also include the Company’s permitted successors and assigns.
          “Commission” shall mean the Securities and Exchange Commission.
          “day” shall mean a calendar day.

          “Delay Period” shall have the meaning set forth in Section 5 hereof.
          “Effectiveness Period” shall have the meaning set forth in Section 3(b) hereof.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Exchange Notes” shall have the meaning set forth in Section 2(a) hereof.
          “Exchange Offer” shall have the meaning set forth in Section 2(a) hereof.
          “Exchange Offer Registration Statement” shall have the meaning set forth in Section 2(a) hereof.
          “FINRA” shall have the meaning set forth in Section 5(s) hereof.
          “Guarantors” means each subsidiary of the Company listed on the signature page to this Agreement and each Person who executes and delivers a counterpart of this Agreement after the date hereof pursuant to Section 11(e) hereof.
          “Holder” shall mean any holder of a Registrable Note or Registrable Notes.
          “Indenture” shall mean the Indenture, dated as of February 15, 2011, by and among the Issuers and Wells Fargo Bank, N.A., as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.
          “Initial Purchasers” shall have the meaning set forth in the first introductory paragraph hereof.
          “Inspectors” shall have the meaning set forth in Section 5(n) hereof.
          “Issuers” shall have the meaning set forth in the first introductory paragraph hereto.
          “Legal Holiday” shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.
          “Liquidated Damages” shall have the meaning set forth in Section 4(a) hereof.
          “Liquidated Damages Payment Date” shall have the meaning set forth in Section 4(b) hereof.
          “Losses” shall have the meaning set forth in Section 8(a) hereof.
          “Market Maker” shall have the meaning set forth in Section 6(a) hereof.
          “Market Maker’s Information” shall have the meaning set forth in Section 6(d) hereof.
          “Market Making Registration Statement” shall have the meaning set forth in Section 8(a)(i) hereof.
          “Notes” shall have the meaning set forth in the second introductory paragraph hereto.

          “Participant” shall have the meaning set forth in Section 8(a) hereof.
          “Participating Broker-Dealer” shall have the meaning set forth in Section 2(b) hereof.
          “Person” shall mean an individual, corporation, partnership, joint venture association, joint stock company, trust, unincorporated limited liability company, government or any agency or political subdivision thereof or any other entity.
          “Private Exchange” shall have the meaning set forth in Section 2(b) hereof.
          “Private Exchange Notes” shall have the meaning set forth in Section 2(b) hereof.
          “Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          “Purchase Agreement” shall have the meaning set forth in the second introductory paragraph hereof.
          “Records” shall have the meaning set forth in Section 5(n) hereof.
          “Registrable Notes” shall mean each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, in each case until (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note has been declared effective by the Commission and such Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws, (iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note, Exchange Note or Private Exchange Note has been sold in compliance with Rule 144 or is salable pursuant to Rule 144 by a person that is not an “affiliate” (as defined in Rule 144) of the Company without regard to any of the conditions specified therein (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination).
          “Registration Default” shall have the meaning set forth in Section 4(a) hereof.
          “Registration Statement” shall mean any appropriate registration statement of the Issuers covering any of the Registrable Notes filed with the Commission under the Securities Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          “Requesting Participating Broker-Dealer” shall have the meaning set forth in Section 2(b) hereof.
          “Rule 144” shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not Affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.
          “Rule 144A” shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.
          “Rule 415” shall mean Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.
          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Shelf Filing Event” shall have the meaning set forth in Section 2(c) hereof.
          “Shelf Registration” shall have the meaning set forth in Section 3(a) hereof.
          “TIA” shall mean the Trust Indenture Act of 1939, as amended.
          “Trustee” shall mean the trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes and Private Exchange Notes.
          “underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.
     Section 2. Exchange Offer
          (a) Unless the Exchange Offer would violate applicable law or interpretation of the staff of the Commission, the Issuers shall (i) file a Registration Statement (the “Exchange Offer Registration Statement”) with the Commission on an appropriate registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Notes for a like aggregate principal amount of notes (including the guarantees with respect thereto, the “Exchange Notes”) that are identical in all material respects to the Notes (except that the Exchange Notes shall not contain restrictive legends, terms with respect to transfer restrictions or Liquidated Damages upon a Registration Default), (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act and (iii) use their reasonable best efforts to consummate the Exchange Offer within 270 days after February 15, 2011. Upon the Exchange Offer Registration Statement being declared effective by the Commission, the Issuers will offer the Exchange Notes in exchange for surrender of the Notes. The Issuers shall keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to Holders.
          Each Holder that participates in the Exchange Offer will be required to represent to the Issuers in writing that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an affiliate of the Company or any Guarantor as defined by Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and (v) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes.
          (b) The Issuers and the Initial Purchasers acknowledge that the staff of the Commission has taken the position that any broker-dealer that elects to exchange Notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for Exchange Notes in the Exchange Offer (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (other than a resale of an unsold allotment resulting from the original offering of the Notes).
          The Issuers and the Initial Purchasers also acknowledge that the staff of the Commission has taken the position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.
          In light of the foregoing, if requested by a Participating Broker-Dealer (a “Requesting Participating Broker-Dealer”), the Issuers agree to use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective for a period necessary to comply with applicable law in connection with such resales but in no event more than 180 days after the date on which the Exchange Registration Statement is declared effective, or such longer period if extended pursuant to any Delay Period in accordance with the penultimate paragraph of Section 5 hereof (such period, the “Applicable Period”), or such earlier date as each Requesting Participating Broker-Dealer shall have notified the Company in writing that such Requesting Participating Broker-Dealer has resold all Exchange Notes acquired by it in the Exchange Offer. The Issuers shall include a plan of distribution in such Exchange Offer Registration Statement that meets the requirements set forth in the preceding paragraph.
          If, prior to consummation of the Exchange Offer, any Initial Purchaser or any other Holder holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or if any Holder is not entitled to participate in the Exchange Offer, the Issuers upon the request of the Initial Purchasers or any such Holder, as the case may be, shall simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchasers or any such Holder, as the case may be, in exchange (the “Private Exchange”) for such Notes held by such Initial Purchaser or any such Holder a like principal amount of notes (the “Private Exchange Notes”) of the Issuers that are identical in all material respects to the Exchange Notes except that the Private Exchange Notes may be subject to restrictions on transfer and bear a legend to such effect. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes (if permitted by the CUSIP Service Bureau).

          Upon consummation of the Exchange Offer in accordance with this Section 2, the Issuers shall have no further registration obligations other than the Issuers’ continuing registration obligations with respect to (i) Private Exchange Notes, (ii) Exchange Notes held by Participating Broker-Dealers and (iii) Notes or Exchange Notes as to which clause (c)(iv) of this Section 2 applies.
          In connection with the Exchange Offer, the Issuers shall:
     (1) mail or cause to be mailed to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
     (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;
     (3) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and
     (4) otherwise comply in all material respects with all applicable laws, rules and regulations.
          As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Issuers shall:
     (1) accept for exchange all Notes validly tendered and not validly withdrawn by the Holders pursuant to the Exchange Offer and the Private Exchange, if any;
     (2) deliver or cause to be delivered to the Trustee for cancellation all Registrable Notes so accepted for exchange; and
     (3) cause the Trustee to authenticate and deliver promptly to each such Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Registrable Notes of such Holder so accepted for exchange.
          The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers and (iii) all governmental approvals shall have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer or Private Exchange.
          The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture (in either case, with such changes as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA and shall provide that (a) the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture and (b) the Private Exchange Notes shall be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the

Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.
          (c) In the event that (i) the applicable law or interpretations of the staff of the Commission do not permit the Issuers to effect the Exchange Offer, (ii) for any reason the Exchange Offer is not consummated within 270 days of February 15, 2011, (iii) any Holder notifies the Company prior to the 20th Business Day following consummation of the Exchange Offer that it is prohibited by law or the applicable interpretations of the staff of the Commission from participating in the Exchange Offer, (iv) in the case of any Holder who participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of any Issuer within the meaning of the Securities Act) or (v) any Initial Purchaser so requests with respect to Notes or Private Exchange Notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in an initial distribution (each such event referred to in clauses (i) through (v) of this sentence, a “Shelf Filing Event”), then the Issuers shall file a Shelf Registration pursuant to Section 3 hereof.
     Section 3. Shelf Registration
          If at any time a Shelf Filing Event shall occur, then:
          (a) Shelf Registration. The Issuers shall file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(c)(iv) is applicable (the “Shelf Registration”). The Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Notes to be included in the Shelf Registration.
          (b) The Issuers shall use all their reasonable best efforts (x) to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the later of (A) the 150th day after February 15, 2011 and (B) the 120th day after the occurrence of the applicable Shelf Filing Event and (y) to keep the Shelf Registration continuously effective under the Securities Act for one year (the “Effectiveness Period”) or such shorter period ending when all Registrable Notes covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration; provided, however, that (i) the Effectiveness Period in respect of the Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein and (ii) the Company may suspend the effectiveness of the Shelf Registration by written notice to the Holders solely (A) as a result of the filing of a post-effective amendment to the Shelf Registration to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (B) to the extent and for so long as permitted by the penultimate paragraph of Section 5.
          (c) Supplements and Amendments. The Issuers agree to supplement or make amendments to the Shelf Registration as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter of such Registrable Notes.

     Section 4. Liquidated Damages
          (a) The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree that if:
     (i) the Exchange Offer is not consummated on or prior to the 270th day following February 15, 2011, or, if that day is not a Business Day, the next day that is a Business Day; or
     (ii) the Shelf Registration is required to be filed but is not declared effective within the time period specified in Section 3(b)(x), or is declared effective by such date but thereafter ceases to be effective or usable (unless the Shelf Registration ceases to be effective or usable as specifically permitted by the penultimate paragraph of Section 5 hereof),
(each such event referred to in clauses (i) and (ii) a “Registration Default”), additional interest in the form of additional cash interest (“Liquidated Damages”) will accrue on the affected Registrable Notes. The rate of Liquidated Damages will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of Liquidated Damages of 1.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding the date on which all Registration Defaults have been cured. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Liquidated Damages for such subsequent Registration Default shall initially be 0.25% regardless of the rate in effect with respect to any prior Registration Default at the time of cure of such Registration Default and shall increase in the manner and be subject to the maximum Liquidated Damages rate contained in the preceding sentence.
          Notwithstanding the foregoing, (1) the amount of Liquidated Damages payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of Registrable Notes that is not entitled to the benefits of the Shelf Registration (e.g., such Holder has not elected to include information) shall not be entitled to Liquidated Damages with respect to a Registration Default that pertains to the Shelf Registration.
          (b) So long as Notes remain outstanding, the Company shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid. Any amounts of Liquidated Damages due pursuant to clauses (a)(i) or (a)(ii) of this Section 4 will be payable in cash semi-annually on each February 15 and August 15 (each a “Liquidated Damages Payment Date”), commencing with the first such date occurring after any such Liquidated Damages commences to accrue, to Holders to whom regular interest is payable on such Liquidated Damages Payment Date with respect to Notes that are Registrable Notes. The amount of Liquidated Damages for each Registrable Note will be determined by multiplying the applicable rate of Liquidated Damages by the aggregate principal amount of such Registrable Note outstanding on the Liquidated Damages Payment Date following such Registration Default in the case of the first such payment of Liquidated Damages with respect to a Registration Default (and thereafter at the next succeeding Liquidated Damages Payment Date until the cure of such Registration Default), and multiplying the product of the foregoing by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

     Section 5. Registration Procedures
          In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, the Issuers shall:
     (a) Prepare and file with the Commission the Registration Statement or Registration Statements prescribed by Section 2 or 3 hereof, and use their reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel (if requested by any such person) and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.
     (b) Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus, in each case, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus, as so amended or supplemented.
     (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Company has received written notice that such Broker-Dealer will be a Participating Broker-Dealer in the applicable Exchange Offer, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel (if such counsel is known to the Issuers) and the managing underwriters, if any, as promptly as possible, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct in all material respects, (iv) of the receipt by any of the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known to any Issuer that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate.
     (d) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable moment.
     (e) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and if requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or any Participating Broker-Dealer, as the case may be, (i) promptly incorporate in such Registration Statement or Prospectus a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or any Participating Broker-Dealer, as the case may be (based upon advice of counsel), determine is reasonably required to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Issuers shall not be required to take any action hereunder that would, in the written opinion of counsel to the Issuers, violate applicable laws.

     (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, who so requests, their counsel (if requested by any such person) and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.
     (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, their respective counsel (if requested) and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.
     (h) Prior to any public offering of Registrable Notes or Exchange Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request; provided, however, that where Exchange Notes or Registrable Notes are offered other than through an underwritten offering, the Issuers agree to cause the Issuers’ counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Exchange Notes or Registrable Notes covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

     (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or selling Holders may request at least two Business Days prior to any sale of such Registrable Notes.
     (j) Use their reasonable best efforts to cause the Registrable Notes or Exchange Notes covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes or Exchange Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.
     (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) and the penultimate paragraph of this Section 5) file with the Commission, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (l) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.
     (m) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, whether or not such offering is an underwritten offering, (i) make such representations and warranties to the underwriter or underwriters (and to any Holder that has advised the Company that such Holder may have a “due diligence” defense under Section 11 of the Securities Act), and covenants with, the underwriters with respect to the business of the Issuers and their subsidiaries (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested; (ii) use their reasonable best efforts to obtain the written opinions of counsel to the Issuers and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters (and to any Holder that has advised the Company that such Holder may have a “due diligence” defense under Section 11 of the Securities Act) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) use their reasonable best efforts to obtain “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters (and to any Holder that has advised the Company that such Holder may have a “due diligence” defense under Section 11 of the Securities Act), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 8 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section; provided that the Issuers shall not be required to provide indemnification to any underwriter selected in accordance with the provisions of Section 10 hereof with respect to information relating to such underwriter furnished in writing to the Company by or on behalf of such underwriter expressly for inclusion in such Registration Statement. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.
     (n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose, or use in connection with any market transactions in violation of any applicable securities laws, any Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary or advisable in the opinion of counsel for an Inspector in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records has been made generally available to the public; provided, however, that (i) each Inspector shall agree to use reasonable best efforts to provide notice to the Company of the potential disclosure of any information by such Inspector pursuant to clause (i), (ii) or (iii) of this sentence to permit the Issuers to obtain a protective order (or waive the provisions of this paragraph (n)) and (ii) each such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.
     (o) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(b) hereof to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes or Exchange Notes, as applicable, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.
     (p) Comply with all applicable rules and regulations of the Commission and make generally available to the Company’s securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes or Exchange Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods consistent with the requirements of Rule 158.
     (q) Upon the request of a Holder, upon consummation of the Exchange Offer or a Private Exchange, use their reasonable best efforts to obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with its respective terms, subject to customary exceptions and qualifications.
     (r) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.
     (s) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”).

     (t) Use their reasonable best efforts to take all other steps reasonably necessary or advisable to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.
          The Company may require each seller of Registrable Notes or Exchange Notes as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Notes or Exchange Notes as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request and in the event of such an exclusion, the Issuers shall have no further obligation under this Agreement (including, without limitation, the obligations under Section 4) with respect to such seller or any subsequent Holder of such Registrable Notes. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make any information previously furnished to the Company by such seller not materially misleading.
          If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company or the Guarantors, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or the Guarantors, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the applicable Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.
          Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes that, upon the Company providing notice to such Holder or Participating Broker-Dealer, as the case may be, (x) of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), or 5(c)(v) hereof, or (y) that the Board of Directors of the Company (the “Board of Directors”) has resolved that the Company has a bona fide business purpose for doing so, then, upon providing such notice (which shall refer to the penultimate paragraph of this Section 5), the Issuers may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration, in all cases, for a period (a “Delay Period”) expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto or (ii) in the case of the immediately preceding clause (y), the date which is the earlier of (A) the date on which such business purpose ceases to interfere with the Issuers’ obligations to file or maintain the effectiveness of any such Registration Statement pursuant to this Agreement or (B) 60 days after the Company notifies the Holders of such good faith determination. There shall not be more than 90 days of Delay Periods during any 12-month period. The maximum length of the Applicable Period set forth in Section 2(b) shall be extended by a number of days equal to the number of days during any Delay Period. Any Delay Period will not alter the obligations of the Issuers to pay Liquidated Damages under the circumstances set forth in Section 4 hereof.
          Each Holder or Participating Broker-Dealer, by its acceptance of any Registrable Note, agrees that during any Delay Period, each Holder or Participating Broker-Dealer will discontinue disposition of such Notes or Exchange Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be.
     Section 6. Market Making.
          (a) At such time and for so long as any of the Notes or Exchange Notes are outstanding and any of the Initial Purchasers (each in such capacity, the “Market Maker”) or any of their Affiliates is an Affiliate of the Company, the Guarantors or any of their Affiliates and proposes to make a market in the Notes or the Exchange Notes as applicable, as part of its business in the ordinary course, the following provisions shall apply for the sole benefit of the Market Maker:
     (i) The Company and the Guarantors shall (A) on the date that the Exchange Offer Registration Statement or, if required hereby, the Shelf Registration is filed with the Commission, file one or more registration statements (the “Market Making Registration Statements”) (which may be the Exchange Offer Registration Statement or the Shelf Registration if permitted by the rules and regulations of the Commission) and use their commercially reasonable best efforts to cause such Market Making Registration Statements to be declared effective by the Commission on or prior to the consummation of the Exchange Offer or the effective date of the Shelf Registration, as applicable; (B) periodically amend such Market Making Registration Statements so that the information contained therein complies with the requirements of Section 10(a) under the Securities Act; (C) amend the Market Making Registration Statements or amend or supplement the related Prospectuses when necessary to reflect any material changes in the information provided therein; and (D) amend the Market Making Registration Statements when required to do so in order to comply with Section 10(a)(3) of the Securities Act; provided, however, that (1) prior to filing the Market Making Registration Statements, any amendment thereto or any supplement to the related Prospectuses, the Company shall furnish to the Market Maker copies of all such documents proposed to be filed, which documents will be subject to the review of the Market Maker and its counsel and (2) the Company and the Guarantors will not file any Market Making Registration Statement, any amendment thereto or any amendment or supplement to the related Prospectus to which the Market Maker and its counsel shall reasonably object unless the Company is advised by counsel that such Market Making Registration Statement, amendment or supplement is required to be filed under applicable securities laws and the Company will provide the Market Maker and its counsel with copies of such Market Making Registration Statement and each amendment and supplement filed. The Company, in its sole discretion, may determine to include Prospectuses relating to each of the Notes or the Exchange Notes in the same or different Market Making Registration Statements so long as each such registration statement complies with this Section 6. The term “Prospectus” in this Section 6 includes any Prospectus contained in a Market Making Registration Statement relating to any or all of the Notes or the Exchange Notes, as applicable.
     (ii) The Company shall notify the Market Maker and, if requested by the Market Maker, confirm such advice in writing, (A) when any Market Making Registration Statement, any post-effective amendment to any Market Making Registration Statement or any amendment or supplement to the related Prospectus has been filed, and, with respect to any Market Making Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for any post-effective amendment to any Market Making Registration Statement, any supplement or amendment to the related Prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of any Market Making Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes or the Exchange Notes, as applicable, for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose; and (E) of the happening of any event that makes any statement made in any Market Making Registration Statement, the related Prospectus or any amendment or supplement thereto untrue or that requires that making of any changes in any Market Making Registration Statement, such Prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading.
     (iii) If any event contemplated by Section 6(a)(ii)(B) through (E) occurs during the period for which the Company and the Guarantors are required to maintain an effective Market Making Registration Statement, the Company and the Guarantors shall promptly prepare and file with the Commission a post-effective amendment to each Market Making Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (iv) In the event of the issuance of any stop order suspending the effectiveness of any Market Making Registration Statement or of any order suspending the qualification of the Notes or Exchange Notes for sale in any jurisdiction, the Company and the Guarantors shall promptly use their reasonable best efforts to obtain its withdrawal.
     (v) The Company shall furnish to the Market Maker, without charge, (A) at least one conformed copy of any Market Making Registration Statement and any post-effective amendment thereto and (B) as many copies of the related Prospectus and any amendment or supplement thereto as the Market Maker may reasonably request.
     (vi) The Company and the Guarantors shall consent to the use of any Prospectus contained in any Market Making Registration Statement or any amendment or supplement thereto by the Market Maker in connection with its market-making activities.
     (vii) Notwithstanding the foregoing provisions of this Section 6, the Company and the Guarantors may for valid business reasons, including without limitation, a potential material acquisition, divestiture of assets or other material corporate transaction, notify the Market Maker in writing that a Market Making Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Notes or Exchange Notes; provided that the use of a Market Making Registration Statement or the Prospectus contained therein shall not be suspended for more than 75 days (whether or not consecutive) in the aggregate in any 12-month period. The Market Maker agrees that upon receipt of any notice from the Company pursuant to this Section 6(a)(vii), it will discontinue use of the Prospectus contained in such Market Making Registration Statement until receipt of copies of the supplemented or amended Prospectus relating thereto or until advised in writing by the Company that the use of the Prospectus contained in such Market Making Registration Statement may be resumed.
          (b) In connection with any Market Making Registration Statement, the Company and the Guarantors shall (i) make reasonably available for inspection by a representative of, and counsel acting for, the Market Maker all relevant financial and other records, pertinent corporate documents and properties of the Company, the Guarantors and their respective subsidiaries and (ii) use their respective reasonable best efforts to have their respective officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative or counsel or the Market Maker; provided, however, that any information that is designated in writing by the Company or the Guarantors, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Market Maker or any representative or counsel, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;
          (c) Prior to the effective date of any Market Making Registration Statement, the Company and the Guarantors shall arrange, if necessary, for the qualification of the Notes or Exchange Notes, as applicable, for sale under the laws of such jurisdictions as the Market Maker reasonably requests in writing and will maintain such qualification in effect so long as required to enable the offer and sale in such jurisdictions of the Notes or Exchange Notes, as applicable, covered by such Market Making Registration Statement; provided that in no event shall the Company and the Guarantors be obligated to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to subject itself to service of process in any such jurisdictions or (iii) subject itself to taxation in any such jurisdiction if it not so subject.
          (d) The Company and the Guarantors represent and agree that any Market Making Registration Statement, any post-effective amendments thereto, any amendments or supplements to the related Prospectus and any documents filed by them under the Exchange Act will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and will not, as of the effective date of such Market Making Registration Statement or post-effective amendments and as of the filing date of amendments or supplements to such Prospectus or filings under the Exchange Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Market Making Registration Statement or the related Prospectus in reliance upon and in conformity with written information furnished to the Company by the Market Maker specifically for inclusion therein, which information the parties hereto agree will be limited to the statements concerning the market-making activities of the Market Maker to be set forth on the cover page and in the “Plan of Distribution” section of the related Prospectus (the “Market Maker’s Information”).
          (e) At the time of effectiveness of any Market Making Registration Statement and concurrently with each time such Market Making Registration Statement or the related Prospectus shall be amended or such Prospectus shall be supplemented, the Company shall (if requested by the Market Maker) furnish the Market Maker and its counsel with a certificate of its Chief Executive Officer and its Chief Financial Officer to the effect that:
     (i) such Market Making Registration Statement has been declared effective;
     (ii) in the case of an amendment to such Market Making Registration Statement, such amendment has become effective under the Act as of the date and time specified in such certificate, if applicable; and in the case of an amendment or supplement to the Prospectus, such amendment or supplement to the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such certificate on the date specified therein;
     (iii) to the knowledge of such officers, no stop order suspending the effectiveness of such Market Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission; and

     (iv) such officers have carefully examined such Market Making Registration Statement and the Prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and as of the date of such Market Making Registration Statement, amendment or supplement, as applicable, the Market Making Registration Statement and the Prospectus, as amended or supplemented, if applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (f) At the time of effectiveness of any Market Making Registration Statement and concurrently with each time any Market Making Registration Statement or the related Prospectus shall be amended or such Prospectus shall be supplemented, the Company shall (if requested by the Market Maker) furnish the Market Maker and its counsel with the written opinion of counsel for the Company satisfactory to the Market Maker to the effect that:
     (i) such Market Making Registration Statement has been declared effective;
     (ii) in the case of an amendment to such Market Making Registration Statement, such amendment has become effective under the Securities Act as of the date and time specified in such opinion, if applicable; and in the case of an amendment or supplement to the Prospectus, such amendment or supplement to the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein;
     (iii) to the knowledge of such counsel, no stop order suspending the effectiveness of such Market Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission; and
     (iv) such counsel has reviewed such Market Making Registration Statement and the Prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and participated with officers of the Company and independent public accountants for the Company in the preparation of such Market Making Registration Statement and Prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and has no reason to believe that (except for the financial statements and other financial and statistical data contained therein as to which such counsel need express no belief) as of the date of such Market Making Registration Statement, amendment or supplement, as applicable, the Market Making Registration Statement and the Prospectus, as amended or supplemented, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (g) At the time of effectiveness of any Market Making Registration Statement and concurrently with each time such Market Making Registration Statement or the related Prospectus shall be amended or such Prospectus shall be supplemented to include audited annual financial information, the Company shall (if requested by the Market Maker) furnish the Market Maker and its counsel with a letter of KPMG LLP (or other independent public accountants for the Company or the Guarantors of nationally recognized standing) in form satisfactory to the Market Maker, addressed to the Market Maker and dated the date of delivery of such letter, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) in all other respects, substantially in the form of the letter delivered to the Initial Purchasers pursuant to the Purchase Agreement, with, in the case of an amendment or supplement that includes audited financial information, such changes as may be necessary to reflect the amended or supplemented financial information.

          (h) The Company and the Guarantors, on the one hand, and the Market Maker, on the other hand, hereby agree to indemnify each other, and, if applicable, contribute to the other, in accordance with Section 8 of this Agreement.
          (i) The Company and the Guarantors will comply with the provisions of this Section 6 at their own expense and will reimburse the Market Maker for its expenses associated with this Section 6 (including reasonable fees of counsel for the Market Maker).
          (j) The agreements contained in this Section 6 and the representations, warranties and agreements contained in this Agreement shall survive all offers and sales of the Notes and Exchange Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.
          (k) For purposes of this Section 6, (i) any reference to the terms “amend”, “amendment” or “supplement” with respect to any Market Making Registration Statement or the Prospectus contained therein shall be deemed to refer to and include the filing under the Exchange Act of any document deemed to be incorporated therein by reference and (ii) any reference to the terms “Notes” or “Exchange Notes” shall be deemed to refer to and include any securities issued in exchange for or with respect to such Notes or Exchange Notes.
     Section 7. Registration Expenses
          All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers (other than any underwriting discounts or commissions) shall be borne by the Issuers, whether or not the Exchange Offer Registration Statement or the Shelf Registration is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of an Exchange Offer, or (y) as provided in Section 5(h) hereof, in the case of a Shelf Registration or in the case of Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and the reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes (exclusive of any counsel retained pursuant to Section 8 hereof) selected by the Holders of a majority in aggregate principal amount of Notes, Exchange Notes and Private Exchange Notes being registered and reasonably satisfactory to the Issuers, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Issuers desire such insurance, (vii) fees and expenses of all other Persons retained by any of the Issuers, (viii) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, (xi) any required fees and expenses incurred in connection with any filing required to be made with the FINRA and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing or anything to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Registrable Notes sold by or on behalf of it.
     Section 8. Indemnification
          (a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of each Holder and each such Participating Broker-Dealer and the agents, partners, members, employees, officers, managers and directors of any such controlling Person (each, a “Participant”) from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys’ fees and any and all reasonable expenses whatsoever actually incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, provided that the foregoing indemnity shall not be available to any Participant insofar as such Losses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Participant furnished to the Company in writing by or on behalf of such Participant expressly for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.
          (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless each Issuer, each Person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of their respective agents, partners, members, employees, officers and members of the board of directors from and against any Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to such Participant furnished in writing to the Company by or on behalf of such Participant expressly for use therein.
          (c) Promptly after receipt by an indemnified party under Section 8(a) or 8(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying party or parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded, after consultation with counsel, that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the reasonable fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. Any such separate firm for the Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes sold by all such Participants and shall be reasonably acceptable to the Company and any such separate firm for the Issuers, their Affiliates, officers, directors, representatives, employees and agents and such control Person of such Issuers shall be designated in writing by such Issuers and shall be reasonably acceptable to the Holders. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 8, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable from the indemnifying party for any Losses referred to therein, or is insufficient to hold harmless a party indemnified under this Section 8 for any Losses referred to therein, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party, on the one hand, and each indemnified party, on the other hand, from the sale of the Notes to the Initial Purchasers or the resale of the Registrable Notes by such Holder, as applicable, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnified party, on the one hand, and each indemnifying party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and each Participant, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the sale of the Notes to the Initial Purchasers (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total net profit received by such Participant in connection with the sale of the Registrable Notes. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or such Participant and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.
          (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Participant be required to contribute any amount in excess of the amount by which the net profit received by such Participant in connection with the sale of the Registrable Notes exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under this Section 8 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.
     Section 9. Rules 144 and 144A
          The Issuers covenant that they will file the reports required, if any, to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuers are not required to file such reports, they will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Issuers further covenant that for so long as any Registrable Notes remain outstanding they will take such further action as any Holder of Registrable Notes may reasonably request from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

     Section 10. Underwritten Registrations
          If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Company.
          No Holder of Registrable Notes may participate in any underwritten registration hereunder if such Holder does not (a) agree to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
     Section 11. Miscellaneous
          (a) No Inconsistent Agreements. The Issuers have not, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with and are not inconsistent with, in any material respect, the rights granted to the holders of any of the Issuers’ other issued and outstanding securities under any such agreements. The Issuers have not entered and will not enter into any agreement with respect to any of their securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.
          (b) Adjustments Affecting Registrable Notes. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.
          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given except pursuant to a written agreement duly signed and delivered by (I) the Company (on behalf of all Issuers) and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 8 and this Section 11(c) may not be amended, modified or supplemented except pursuant to a written agreement duly signed and delivered by the Issuers and each Holder and each Participating Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification, waiver or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.
          (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

     (i) if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture.
     (ii) if to any Issuer, to:
c/o Basic Energy Services, Inc.
500 W. Illinois, Suite 100
Midland, TX 79701
Fax: (432) 620-5501
Attention: Alan Krenek, Senior Vice President, Chief Financial Officer,
Treasurer, and Secretary
with a copy to:

Andrews Kurth LLP 600 Travis, Suite 4200 Houston, TX 77002 Fax: (713) 238-7126 Attention: David C. Buck, Esq.
     (iii) if to the Initial Purchasers, at the address as follows:
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Fax: (646) 855-3073
Attention: Syndicate Department
          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient’s telecopier machine, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.
          (e) Guarantors. So long as any Registrable Notes remain outstanding, the Issuers shall cause each Person that becomes a guarantor of the Notes under the Indenture to execute and deliver a counterpart to this Agreement which subjects such Person to the provisions of this Agreement as a Guarantor. Each of the Guarantors agrees to join the Issuers in all of their undertakings hereunder to effect the Exchange Offer for the Exchange Notes and the filing of any Shelf Registration required hereunder.
          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
          (k) Securities Held by the Issuers or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuers or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
          (l) Third-Party Beneficiaries. Holders and beneficial owners of Registrable Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons. No other Person is intended to be, or shall be construed as, a third-party beneficiary of this Agreement.
          (m) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, Affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BASIC ENERGY SERVICES, INC.
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President and Chief Executive Officer

BASIC ENERGY SERVICES GP, LLC, as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

BASIC ENERGY SERVICES LP, LLC, as a Guarantor
By:	/s/ Jerry Tufly
Name:	Jerry Tufly
Title:	President

BASIC ENERGY SERVICES, L.P., as a Guarantor By: BASIC ENERGY SERVICES GP, LLC its General Partner
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

FIRST ENERGY SERVICES COMPANY, as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

Signature Page to Registration Rights Agreement - 1

BASIC ESA, INC., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

BASIC MARINE SERVICES, INC., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

CHAPARRAL SERVICE, INC., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

HENNESSEY RENTAL TOOLS, INC., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

OILWELL FRACTURING SERVICES, INC., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

WILDHORSE SERVICES, INC., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

Signature Page to Registration Rights Agreement - 2

LEBUS OIL FIELD SERVICE CO., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

GLOBE WELL SERVICE, INC., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

SCH DISPOSAL, L.L.C., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

JS ACQUISITION LLC, as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

JETSTAR HOLDINGS, INC., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

ACID SERVICES, LLC, as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

Signature Page to Registration Rights Agreement - 3

JETSTAR ENERGY SERVICES, INC., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

SLEDGE DRILLING CORP., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

PERMIAN PLAZA, LLC, as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

XTERRA FISHING & RENTAL TOOLS CO., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

TAYLOR INDUSTRIES, LLC, as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	Chief Executive Officer

Signature Page to Registration Rights Agreement - 4

PLATINUM PRESSURE SERVICES, INC., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

ADMIRAL WELL SERVICE, INC., as a Guarantor
By:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Title:	President

Signature Page to Registration Rights Agreement - 5

Confirmed and accepted as of the date first above written
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
Acting on behalf of itself and as a Representative of the several Initial Purchasers

By:	/s/ J. Lex Maultsby
Name:	J. Lex Maultsby
Title:	Managing Director

GOLDMAN, SACHS & CO.
Acting on behalf of itself and as a Representative of the several Initial Purchasers

By:	/s/ Goldman, Sachs & Co.
Name:	Goldman, Sachs & Co.
Title:

WELLS FARGO SECURITIES LLC
Acting on behalf of itself and as a Representative of the several Initial Purchasers

By:	/s/ Robert H. Johnson, Jr.
Name:	Robert H. Johnson, Jr.
Title:	Managing Director

Signature Page to Registration Rights Agreement - 6